Exhibit 99.1

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS ANNOUNCES AGREEMENT TO SELL

ACUSHNET COMPANY GOLF BUSINESS

•	Company Selling Industry-Leading Golf Business for $1.225 Billion to Group Led by Fila Korea Ltd. and Mirae Asset Private Equity

•	Key Milestone in Proposed Plan to Separate Fortune Brands’ Three Strong Businesses

•	Proceeds Support Strong Capital Structures for Beam and Home & Security

Deerfield, Illinois, May 20, 2011 – Fortune Brands, Inc. (NYSE:FO) today announced a definitive agreement for the sale of its Acushnet Company golf business, featuring the iconic Titleist and FootJoy brands, to a group led by Fila Korea Ltd., the owner of the Fila brand globally, and Mirae Asset Private Equity, the largest private equity firm in Korea. The purchase price is $1.225 billion in cash. Fortune Brands estimates it will realize net proceeds of approximately $1.1 billion after taxes and expenses.

Acushnet is the leading and most profitable golf equipment company in the world. Titleist is the #1 ball in golf and a leader in high-performance golf clubs. FootJoy is the #1 shoe and glove in golf and a leader in performance outerwear. Net sales exceeded $1.2 billion in 2010, with nearly half of revenues generated in markets outside the United States. Operating income before charges was $80 million in 2010, and operating income on a GAAP basis was $89 million.

Established in Italy in 1911, Fila is a leading sport and leisure footwear and apparel brand that is distributed worldwide. The group led by Fila Korea and Mirae also includes the National Pension Service of Korea, the fourth largest pension fund in the world, and Korea Development Bank, Korea’s largest government-owned bank.

“This transaction is a very important milestone as we execute our proposed plan to separate our three strong businesses for the purpose of maximizing long-term value for our shareholders,” said Bruce Carbonari, chairman and chief executive officer of Fortune

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FORTUNE BRANDS ANNOUNCES AGREEMENT TO SELL ACUSHNET COMPANY

GOLF BUSINESS, PAGE 2

Brands. “Not surprisingly, the sale process for Acushnet generated broad interest from a range of prospective buyers and resulted in this agreement that reflects the superior performance and prospects of the business. The proceeds from this sale will strengthen Fortune Brands’ balance sheet and support strong capital structures for both Beam and Fortune Brands Home & Security as they look to the prospect of competing as independent companies later this year.

“At the same time, we believe Fila Korea and Mirae will enable the outstanding team at Acushnet to continue pursuing the strategies that have made it the preeminent company in golf, including delivering advanced-technology new products and driving strong growth across Asia,” Carbonari continued. “We are grateful to all the associates at Acushnet who have built an industry leader and contributed to Fortune Brands’ success for so many years. I have no doubt they will take Titleist and FootJoy to even greater heights in the future.”

According to Gene Yoon, chairman and chief executive officer of Fila Korea, Ltd., “The acquisition of Acushnet transforms our platform with a stable of premiere world class brands. We are equally excited to embrace Acushnet’s exceptional management team led by Wally Uihlein. With our extensive knowledge and reach in Asia, we believe that the Acushnet brands have incredible new opportunity for growth in the emerging markets in Asia.”

“We are very impressed with what Acushnet management and employees have accomplished so far. We will fully support the company to remain focused on its core golf expertise and continue driving the growth of the industry,” said JH Ryu, the CEO of Mirae Asset Private Equity.

Fortune Brands initiated a sale process for Acushnet after announcing in December that it proposed to separate its businesses following a strategic review process conducted by the Board and management. The sale has been approved by the Fortune Brands Board of Directors as well as the Boards of Fila Korea and Mirae, and is subject to certain closing conditions, including regulatory approvals. The transaction is expected to close this summer. As previously announced, the company also intends to spin off its Home & Security business and become a pure-play distilled spirits company named Beam. The company is targeting to complete the business separation early in the fourth quarter. The spin-off remains subject to completion of detailed separation plans, customary regulatory approvals and final Board approval.

Fortune Brands was advised on the Acushnet transaction by Morgan Stanley and Centerview Partners as financial advisors and Chadbourne & Parke as legal advisor. Fila Korea and Mirae were advised by Nomura, Korea Development Bank and the M&A and Korean practice groups of counsel McDermott, Will & Emery.

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FORTUNE BRANDS ANNOUNCES AGREEMENT TO SELL ACUSHNET COMPANY

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, EFFEN vodka, Skinnygirl margarita and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company’s golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

About Fila Korea Ltd.

2011 marks the centennial of the Fila® brand which was established in the small textile town of Biella, Italy in 1911 by the Fila brothers. Fila® is now a leading manufacturer of sport and leisure footwear and apparel distributed worldwide. The internationally respected company, having gained world class recognition in tennis apparel, has developed brand recognition by marketing high design and style content products that are endorsed by professional athletes from around the world.

About Mirae Asset Private Equity

Mirae Asset Private Equity is the leading private equity firm in Korea. As a pioneer in the Korean private equity market, Mirae Asset Private Equity introduced the first Korean private equity fund in 2004. Since then, Mirae Asset Private Equity has led the Korean private equity market demonstrating throughout a history of collaboration with various business partners, which is proven through its track record in adding value to its portfolio companies as well as successful investments. Mirae Asset Private Equity is the private equity arm of the Mirae Asset Financial Group. Mirae Asset Financial Group is an independent diversified financial services company with businesses in asset management, investment banking and life insurance. It is one of the world’s largest

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FORTUNE BRANDS ANNOUNCES AGREEMENT TO SELL ACUSHNET COMPANY

GOLF BUSINESS, PAGE 4

investors in emerging market equities with a total AUM of approximately USD 100 billion Mirae Asset Financial Group, headquartered in Seoul, Korea, has offices in major cities all over the world, including New York, London, Hong Kong, Shanghai, Beijing, Mumbai, Sao Paulo, Ho Chi Minh and Singapore.

Forward-Looking Statements

This press release contains statements relating to future events, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. In addition to final Board authorization, the potential separation of Fortune Brands’ companies will also be subject to the receipt of a number of customary regulatory approvals and/or rulings, the execution of intercompany agreements and finalization of other related matters. There can be no assurance that any of the proposed transactions will be completed as anticipated or at all.

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Contacts:

Fortune Brands

Media Relations: Clarkson Hine, +1 847-484-4415

Investor Relations: Tony Diaz, +1 847-484-4410

Fila Korea Ltd.

Lauren Mallon (U.S.)

(o) 410.773.3236

(m) 443.527.0400

lmallon@fila.com

Jae W. Byun (Korea)

+822 3470 9691

jbyun@fila.co.kr